UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2024

Serina Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(Address of principal executive offices)

(256) 327-9630

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Tacey Viegas as Chief Operating Officer

On July 9, 2024, Tacey Viegas, Chief Operating Officer of Serina Therapeutics, Inc. (the “Company”), notified the Company that he will retire effective July 15, 2024 (the “Retirement Date”). In connection with his retirement, Dr. Viegas entered into a separation agreement with the Company (the “Separation Agreement”). Pursuant to the Separation Agreement, upon termination of his employment on the Retirement Date, subject to his general release of claims and other covenants contained therein, Dr. Viegas will receive continued payment of his base salary and additional compensation of $1,000 per month for a period of twelve months following the Retirement Date.

Also in connection with his retirement, the Company and Dr. Viegas entered into a consulting agreement, effective July 14, 2024, pursuant to which Dr. Viegas will serve as a consultant for the Company on various projects (the “Consulting Agreement”). Dr. Viegas is presently entitled to certain options to purchase 341,889 shares of the Company’s Common Stock at an exercise price of $0.06 per share, pursuant to certain Nonqualified Stock Option Agreements, numbered 2021-NSO-11 and 2021-NSO-14 (the “Stock Option Agreements”). The Consulting Agreement provides for the extension of the term of Dr. Viegas’s stock options. Dr. Viegas will not receive any other compensation in connection to the Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: July 12, 2024	By:	/s/ Steven Ledger
Interim Chief Executive Officer